                                                                    EXHIBIT 99.3

              Information to Certificate Holders for Certificates
                          Series 1997-C, 1997-D, 1998-A
                                    6/30/98


1.   The amount of such distribution allocable to principal

  Pool Series       Amount Allocable to Principal
  -----------       -----------------------------
     1997-C                   $26,121,455.38   Group 1 -- Fixed Rate
                              $57,139,462.34   Group 2 -- Adjustable Rate

     1997-D                   $20,748,677.74   Group 1 -- Fixed Rate
                              $39,706,008.28   Group 2 -- Adjustable Rate

     1998-A                    $3,688,662.93   Group 1 -- Fixed Rate
                               $2,323,514.06   Group 2 -- Adjustable Rate


2.   The amount of such distribution allocable to interest:

  Pool Series       Amount allocable to interest
  -----------       ----------------------------
     1997-C                   $11,605,677.09   Group 1 -- Fixed Rate
                              $15,247,313.29   Group 2 -- Adjustable Rate

     1997-D                    $8,119,765.74   Group 1 -- Fixed Rate
                              $12,561,061.66   Group 2 -- Adjustable Rate

     1998-A                    $4,911,881.46   Group 1 -- Fixed Rate
                               $4,655,468.46   Group 2 -- Adjustable Rate


3. The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

  Pool Series    Initial Collateralization        Increases       Balance @ 6/30/98
  -----------    -------------------------      -------------     -----------------
     1997-C                      $1,079.90     $12,540,308.86      $12,541,388.76

     1997-D                  $5,141,869.75     $11,806,099.45      $16,947,969.20

     1998-A                          $0.00      $3,495,587.19       $3,495,587.19


4.   Total amount of any insured payment included in the amount distributed

  Pool Series             Amount
  -----------             ------
     1997-C               $0.00
     1997-D               $0.00
     1998-A               $0.00

5. The amount of any fee paid in respect of credit enchancement for the related collection period (represents amount held in Expense Account at Bankers Trust at 6/30/98):

  Pool Series             Amount
  -----------             ------
     1997-C               $0.00
     1997-D               $0.00
     1998-A               $0.00

              Information to Certificate Holders for Certificates
                   Series 1997-C, 1997-D, 1998-A (Continued)
                                    6/30/98

6.   The amount of unreimbursed monthly advances and/or servicing advances:

  Pool Series               Amount
  -----------               ------
     1997-C                      $990,096.41
     1997-D                    $1,091,616.28
     1998-A                      $475,715.51

7. The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any that is included in the amounts distributed with respect to senior certificates.

     None

8. The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

  Pool Series          Principal Balance
  -----------          -----------------
     1997-C             $154,522,220.76   Group 1 -- Fixed Rate
                        $278,895,250.28   Group 2 -- Adjustable Rate

     1997-D             $203,651,322.26   Group 1 -- Fixed Rate
                        $352,841,960.95   Group 2 -- Adjustable Rate

     1998-A             $146,311,337.06   Group 1 -- Fixed Rate
                        $147,676,485.95   Group 2 -- Adjustable Rate

9. The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (C) 90 days or more as of the end of the related collection period:

  Pool Series                      30-59 days       60-89 days        90 or more days
  -----------                      ----------       ----------        ---------------
     1997-C
Group 1--Fixed
Principal Balance               $4,795,494.34       $1,351,543.54          $347,521.06
Number of Loans                      106                  21                    6

Group 2--Adj Rate
Principal Balance              $11,000,540.29       $2,641,622.66        $1,426,647.77
Number of Loans                      128                  33                   14

     1997-D
Group 1--Fixed
Principal Balance               $7,135,503.59       $1,620,861.58          $743,364.10
Number of Loans                      150                  28                   14

Group 2--Adj Rate
Principal Balance              $15,766,596.48       $2,688,396.43        $1,146,187.67
Number of Loans                      171                  32                   13

     1998-A
Group 1--Fixed
Principal Balance               $4,536,512.61         $564,425.98           $77,180.32
Number of Loans                       94                  14                    2

              Information to Certificate Holders for Certificates
                   Series 1997-C, 1997-D, 1998-A (Continued)
                                    6/30/98

(9. Continued)                     30-59 days       60-89 days        90 or more days
                                   ----------       ----------        ---------------
     1998-A
Group 2--Adj Rate
Principal Balance               $5,811,564.38       $1,695,774.67          $465,433.81
Number of Loans                       70                  16                    5

10. The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

  Pool Series       Loans in Foreclosure  Loans in Bankruptcy
  -----------       --------------------  -------------------
     1997-C
Group 1--Fixed
Principal Balance          $8,152,847.88         $480,368.77
Number of Loans                 141                   8

Group 2--Adj Rate
Principal Balance         $22,719,211.11         $670,848.44
Number of Loans                 278                   8

1997-D
Group 1--Fixed
Principal Balance          $8,168,546.25         $350,860.28
Number of Loans                 142                   6

Group 2--Adj Rate
Principal Balance         $18,459,071.43         $573,669.61
Number of Loans                 220                   9

1998-A
Group 1--Fixed
Principal Balance          $3,549,417.58         $0.00
Number of Loans                  60                0

Group 2--Adj Rate
Principal Balance          $5,654,976.44         $0.00
Number of Loans                67                 0

11.  The certificate principal balance of each Class of Certificates:

  Pool Series              Certificate Principal Balance
  -----------              -----------------------------
     1997-C                  $151,670,544.62   Group 1 -- Fixed Rate
                             $269,205,537.66   Group 2 -- Adjustable Rate

     1997-D                  $199,251,322.26   Group 1 -- Fixed Rate
                             $340,293,991.74   Group 2 -- Adjustable Rate

     1998-A                  $146,311,337.07   Group 1 -- Fixed Rate
                             $147,676,485.94   Group 2 -- Adjustable Rate


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